UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

AXA Equitable Life Insurance Company

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-20501 (Commission File Number)	13-5570651 (IRS Employer Identification No.)

1290 Avenue of the Americas, New York, New York (Address of principal executive offices)	10104 (Zip Code)

Registrant’s telephone number, including area code: (212) 554-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2018, AXA Equitable Life Insurance Company (“AXA Equitable”), entered into an agreement (the “Agreement”) with its direct parent company, AXA Equitable Financial Services, LLC (“AXAFS”), and its wholly-owned subsidiary, Alpha Units Holdings, Inc. (“Alpha Units Holdings”).

Pursuant to the Agreement, the parties have agreed to execute a series of reorganization transactions, whereby interests in AllianceBernstein L.P., AllianceBernstein Holding L.P. and AllianceBernstein Corporation, each currently held by AXA Equitable through certain of its subsidiaries, will be transferred to Alpha Units Holdings. Thereafter, all of the shares of common stock of Alpha Units Holdings will be transferred to AXAFS and then to AXA Equitable Holdings, Inc., AXA Equitable’s ultimate U.S. parent company.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement, dated as of December 31, 2018, by and among AXA Equitable Life Insurance Company, AXA Equitable Financial Services, LLC and Alpha Units Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Dave S. Hattem
Name:	Dave S. Hattem
Title:	Senior Executive Director, General Counsel and Secretary

Date:  January 3, 2019

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